EXHIBIT 10.9

August 8, 2006

Garden State Securities
1540 Route 138, Suite 303
Wall Township NJ 07719

ATTENTION: LOUIS J. PEROTTO

RE:       FINDER'S FEE AGREEMENT -

Tombstone Cards, Inc. hereby agrees to enter into a non-exclusive finder's fee agreement with Garden State Securities (the "Finder") to identify potential sources of capital for the Private Placement Offering of Tombstone Cards, Inc. (the "Offering"). Tombstone Cards, Inc. and the Finder agree as follows:

        (1) TERM: The term of this agreement (the "Term") shall be for a period commencing May 1, 2006 and terminating August 31, 2006. It is not necessary that negotiations with a potential capital investor/lender be concluded by the termination date, however all introductions or negotiations with investors/lenders must have started before the termination date.

        The "Tail Period" shall consist of a period of one month after the expiration of the Term. All terms of this agreement will apply during the tail period if the Finder's contact provides funding.

        (2) LIMITED EFFORTS: The obligations of the Finder shall be on a limited efforts basis and Tombstone Cards,, Inc. understands that the Finder hereby agrees to introduce the Offering to a limited number of potential qualified investors and/or investor entities.

        (3) COMPLIANCE: It is obligation of Tombstone Cards, Inc. and the Finder to comply with all applicable securities legislation and to comply with all other applicable laws and policies.

        (4) NO DUE DILIGENCE: Tombstone Cards, Inc. understands that the Finder shall not be obligated to perform any due diligence on the business and affairs of the Offering whatsoever and that any investors or proposed investors introduced to the Offering by the Finder or otherwise, shall agree in writing that Tombstone Cards, Inc. shall have no obligations to them of any kind. Should any potential investor request that due diligence be completed prior to the intended investment, then the Finder will agree to conduct their own due diligence and will not rely on Tombstone Cards, Inc..

        (5) COMPENSATION: The Finder shall be entitled to a fee (the "Finder's Fee") equal to 8% of the gross proceeds raised by the investment made into the Offering from sources introduced directly by the Finder and



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        (warrants equal to 5% of the securities  placed).  All finder's fees are to be paid to the Finder at the time of closing of the Offering.

        (6) SURVIVAL: The terms, representations, warranties and conditions contained in this agreement shall survive the closing of Offering and notwithstanding such closing, shall continue in full force and effect.

        (7) TERMINATION: Tombstone Cards, Inc. may terminate this agreement by notice in writing to the Finder at any time and without the necessity of providing cause for such termination. All Rights and Privileges of the Finder under this Agreement shall be guaranteed in the event of termination of the Agreement by either Tombstone Cards, Inc. or the Finder.

        (8) INDEMNIFICATION: The Finder covenants and agrees to indemnify and hold harmless Tombstone Cards, Inc. from all expenses, losses, claims, actions, damages or liabilities incurred in connection with any claim made against the Finder or Tombstone Cards, Inc., as the case may be, concerning any matters contained in this agreement.

        (9) NON-CIRCUMVENTION: During the course of this agreement, the Finder will introduce to the Offering persons and/or entities, and Tombstone Cards, Inc. hereby agrees that it shall neither itself nor through the agency of its officers, directors, employees, agents and/or affiliates, circumvent the Finder and its representatives, contract and /or negotiate directly or indirectly with any of the introduced parties, their officers, directors, employees, agents and /or affiliates for any reason whatsoever, nor shall they reach any agreement or understanding, formal or informal, written or otherwise, for a period of two years from the date of each introduction by the Finder, without the prior knowledge, permission and written consent of the Finder and not unless a mutually acceptable remuneration agreement between the Finder and Tombstone Cards, Inc. for the representation and/or introduction is concluded in writing.

        (10) ENFORCEABILITY: If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

        (11) GOVERNING LAW: This agreement shall be governed in accordance with the laws of the State of Colorado.

        (12) DISPUTE RESOLUTION: If the parties cannot resolve a dispute among themselves, it shall be finally settled by a single independent arbitrator in the State of Colorado.


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        (13)  COUNTERPARTS:  This  agreement  may  be  signed  in  one  or  more counterparts, in original or facsimile form.

        (14) PRIOR AGREEMENTS: This agreement supercedes all prior agreements or arrangements pertaining thereto, whether written or oral. No amendment of the provisions hereof shall be effective unless such amendment is reduced to writing and executed on behalf of each of the parties hereto.

        (15) LEGAL ADVICE: Both Parties acknowledge and agree that they have obtained their own independent legal advice prior to the execution hereof.

        (16) INUREMENT: This agreement shall inure to the benefit of and shall be binding upon all of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

        (17) NOTICES: Any notice or other communication given or made under this Agreement shall be in writing and shall be delivered to the relevant party by certified /registered mail or by courier. Facsimile transmission to the head office address of either company listed herein is sufficient to constitute legal notice provided that proof of receipt can be shown.

If this agreement accurately reflects your understanding of the terms of our agreement and you agree to be legally bound thereby, please execute this agreement where indicated below and return a copy thereof to Tombstone Cards, Inc.


Yours very truly,




Per:
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     JOHN N. HARRIS-PRESIDENT                     NEIL A. COX-CHIEF FINANCIAL
                                                  OFFICER
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I have authority to bind the Corporation

Accepted this 8th day of August, 2006.

GARDEN STATE SECURITIES


Per:
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             Louis J. Perotto Jr.